As filed with the Securities and Exchange Commission on December 2, 1994

                                                    Registration No. 33-



                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                        MERRY-GO-ROUND ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)


           Maryland                                              52-0913402
(State or other jurisdiction               (I.R.S. Employer Identification No.)
of incorporation or organization)

    3300 Fashion Way
    Joppa, Maryland                                                     21085
(Address of Principal Executive Offices)                            (Zip Code)


         Merry-Go-Round Enterprises, Inc. 1989 Long-Term Incentive Plan
                            (Full title of the plan)

                                 Isaac Kaufman
                        Merry-Go-Round Enterprises, Inc.
                                3300 Fashion Way
                             Joppa, Maryland  21085
                    (Name and address of agent for service)

                                 (410) 538-1000
       (Telephone number, including area code, of agent for service)


                                    Copy To:
                             Ariel Vannier, Esquire
                          Venable, Baetjer and Howard
                     1800 Mercantile Bank & Trust Building
                               Two Hopkins Plaza
                           Baltimore, Maryland 21201
                                 (410) 244-7567


                                                 CALCULATION OF REGISTRATION FEE

    Title of                            Proposed maximum      Proposed maximum         Amount of
securities to be      Amount to be       offering price          aggregate           registration
   registered (1)      registered          per share            offering price (2)       fee

Common Stock           1,700,000            $1.1875              $2,018,750             $696.12
$.01 Par Value           Shares


(1) Includes as to each share of Common Stock, a right, not currently exercisable or separately tradeable, to purchase additional securities upon the occurrence of certain future events, pursuant to the Shareholder Protection Rights Agreement, dated September 20, 1991.

(2) Calculated solely for the purpose of computing the registration fee pursuant to Rules 457(c) and (h), based upon the average of the high and low prices of Merry-Go-Round Enterprises, Inc. Common Stock reported on the New York Stock Exchange, Inc. on November 30, 1994.

    Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, Registration No. 33-35947, filed with the Securities and Exchange Commission on July 18, 1990, and Registration Statement on Form S-8, Registration No. 33-68048, filed with the Securities and Exchange Commission on August 27, 1993.

                           SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Harford, State of Maryland, on this 2nd day of December, 1994.

                             MERRY-GO-ROUND ENTERPRISES, INC.


                             By:  /s/ Michael D. Sullivan
                                Michael D. Sullivan, President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

    Signature/Title                              Date


/s/ Leonard Weinglass                       December 2, 1994
Leonard Weinglass
Chairman of the Board and Chief
Executive Officer (Principal
Executive Officer)

/s/ Isaac Kaufman                           December 2, 1994
Isaac Kaufman
Executive Vice President,
Chief Financial Officer,
Secretary, Treasurer and Director
(Principal Accounting Officer)


/s/ Frank C. Peters                         December 2, 1994
Frank C. Peters
Vice President and Controller
(Principal Accounting Officer)

The Board of Directors:

         Raymond F. Altman, Robert B. Bank, Alan E. Berkowitz and Michael D. Sullivan


By: /s/Isaac Kaufman                        December 2, 1994
    Isaac Kaufman
    Attorney-in-Fact

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
                        Exhibit Index

Exhibit Number     Description                              Page
              Rights Agreement dated as of                    *
                     September 20, 1991, between the
                     Registrant and the Rights Agent
                     including Form of Rights Certificate
                     (incorporated by reference to Form 8-K,
                     dated September 20, 1991, Exhibit 4(a))

5             Opinion of Venable, Baetjer                     5
                     and Howard (filed herewith)

23(a)         Consent of Venable, Baetjer                     *
                     and Howard (included in
                     Exhibit 5)

23(b)         Consent of Independent                          7
                     Auditors (filed herewith)

24            Power of Attorney (filed herewith)              9